          THIS AGREEMENT, made as of the 1st day of April, 1965, by and among NORTHWOOD PULP LIMITED, a company duly incorporated under the laws of the Province of British Columbia, Canada (hereinafter called "Pulp Corporation"), THE MEAD CORPORATION, a corporation duly incorporated under the laws of the State of Ohio, United States (hereinafter called "Mead"), NORTHWOOD MILLS LTD., a company duly incorporated under the laws of the Province of British Columbia, Canada (hereinafter called "Northwood"), and NORANDA MINES, LIMITED, a company duly incorporated under the laws of the Province of Ontario, Canada (hereinafter called "Noranda"),

                             W I T N E S S E T H :
                             - - - - - - - - - -

          WHEREAS, Canamead, Inc., a corporation duly incorporated under the laws of the State of Ohio, United States (hereinafter called "Canamead") and Northwood are each the owners of fifty percent of the capital stock of Pulp Corporation;

          WHEREAS, Canamead is a wholly-owned subsidiary of Mead;

          WHEREAS, Northwood is a wholly-owned subsidiary of Noranda;

          WHEREAS, Pulp Corporation will construct and operate at or near Prince George, Province of British Columbia, a bleached sulphate wood pulp mill having an initial daily rated capacity of six hundred and twenty-five tons;

          WHEREAS, Pulp Corporation contemplates the execution and delivery of not in excess of $31,300,000 in promissory notes (hereinafter called the "Notes-I") and not in excess of $11,000,000 in promissory notes (hereinafter called the "Notes-II") to evidence indebtedness incurred under a loan agreement or agreements with Canadian Imperial Bank of Commerce and The Royal Bank of Canada, as amended from time to time (hereinafter called the "Loan Agreement") for the construction and equipping of said pulp mill;

          WHEREAS, Pulp Corporation desires to sell Pulp to Mead, and Mead desires to purchase Pulp from Pulp Corporation;

          WHEREAS, Pulp Corporation also intends to sell Pulp on the world market;

          NOW, THEREFORE, IN CONSIDERATION of the mutual covenants and agreements herein contained, the parties hereto do agree as follows:

     Section 1. Term of Agreement.  The term of this Agreement shall extend from
     -----------------------------
the date hereof until the execution and delivery of an agreement in the form of the exhibit attached hereto marked and hereinafter called Exhibit "F", provided that either this Agreement or an agreement in the form of Exhibit "F" shall continue in effect so long as any principal or interest on Notes-I and Notes-II shall remain unpaid.

     Section 2.  Sale of Pulp to Mead.
     ---------------------------------

     (a) Pulp Corporation hereby agrees to manufacture and sell to Mead, and Mead agrees to purchase from Pulp Corporation for use by it or an affiliate as stated in Section 5 hereof and not for resale, such quantity of pulp as is requisitioned by Mead as hereinafter set forth. Four months before the beginning of each year of Pulp Corporation, Pulp Corporation shall furnish to Mead a budget of the estimated total production of the pulp mill for such year, distributing such estimated total production as equally as possible over the Operating Periods of such year. Within thirty days after receipt of such budget from Pulp Corporation, Mead shall furnish to Pulp Corporation a written schedule of its estimated requirements from the pulp mill for each Operating Period, but Mead shall not be obligated to purchase such estimated requirements unless and until it requisitions the same. Seven days before the beginning of any Operating Period, Mead shall furnish Pulp Corporation with a written requisition, specifying the quantities and grades and approximate dates of shipment, for Pulp to be manufactured and shipped by Pulp Corporation and purchased by Mead during such Operating Period, distributing the dates of shipment thereof as evenly as possible over the calendar weeks of such Operating Period. Pulp Corporation agrees to load and ship all Pulp requisitioned by Mead upon the approximate date or dates set forth in such requisition, but not more in the aggregate during any year than the amount set forth in such budget.

     (b) Delivery of the Pulp sold by Pulp Corporation to Mead pursuant to its requisitions shall occur, and title shall pass, at the time that Pulp is placed f.o.b. carrier at the pulp mill of Pulp Corporation and shall be at the risk of Mead from and after such time.

     (c) If, for any reason of force majeure Pulp production during any Operating Period shall fall below the total amount required to meet the commitments of Pulp Corporation to customers, including Mead, for such Operating Period, such production shall be prorated among all such customers on the basis of their commitments for such Pulp, but Pulp Corporation shall use its best efforts at all times to produce high quality Pulp in amounts sufficient to meet its commitments to customers therefor, including Mead. Force majeure shall excuse Mead from taking delivery of, and the Pulp Corporation from its obligation to deliver, any Pulp, but only during the existence of, and to the extent of, such force majeure.

     (d) (i) The price per ton for each grade of such Pulp so sold and delivered by Pulp Corporation to Mead or any specified affiliate in any Operating Period shall be an amount per ton equal to Pulp Corporation's average mill net per ton with respect to such grade of Pulp shipped by it in such Operating Period to all customers (excluding Mead and specified affiliates). Pulp Corporation's average mill net per ton with respect to any grade of Pulp shipped by it in any Operating Period shall be computed in Canadian funds for each grade of Pulp by
(A) subtracting from its total billing for such grade of Pulp shipped by it during such Operating Period to customers throughout the world (excluding Pulp sold to Mead and specified affiliates) the sum of all applicable discounts, commissions and sale expenses and all freight, insurance, and other charges paid or allowed by Pulp Corporation for the transportation of such Pulp from its pulp mill at Prince George, British Columbia, to the respective destination of such Pulp and (B) dividing the remainder by the number of tons of such grade of Pulp shipped to all of its customers other than Mead and specified affiliates.

     (ii) In the event that there are no sales of a particular grade or grades to any customers except Mead and its specified affiliates in any Operating Period, the price per ton for each such particular grade or grades of such Pulp so sold and delivered by Pulp Corporation to Mead or any of its specified affiliates in such Operating Period shall be the amount per ton equal to Pulp Corporation's average mill net per ton with respect to the grade of Pulp shipped by it to customers other than Mead or its specified affiliates in the immediately preceding Operating Period plus the immediately succeeding Operating Period during which sales are made to customers other than Mead and its specified affiliates, such average mill net per ton to be computed on the foregoing basis, provided, however, that this paragraph shall not apply if there have been no sales of such particular grades to customers other than Mead and its specified affiliates in both such preceding and succeeding Operating Periods.

     (iii) In the event that there are no sales of a particular grade of Pulp to any customers except Mead and its specified affiliates during any Operating Period or during the preceding or succeeding Operating Periods, the price per ton shall be determined by the Board of Directors of Pulp Corporation for sales of such particular grades of Pulp to Mead and its specified affiliates sold and delivered during the Operating Period first mentioned in this Paragraph (iii).

     (iv) Pulp shall be invoiced in Canadian funds by Pulp Corporation to Mead at the time of shipment at the foregoing price estimated by Pulp Corporation on the basis of the actual price determined for the previous Operating Period or on such other basis as may be mutually agreed upon by the parties hereto (hereinafter called the "Estimated Price") and the amounts invoiced shall be payable as follows:

          (A) Pulp invoiced from the first through the 10th of any month--remittance on the 10th of the following month;

          (B) Pulp invoiced from the 11th through the 20th of any month--remittance on the 20th of the following month;

     (C) Pulp invoiced from the 21st through the end of any month--remittance on the last day of the following month.

     Any Pulp which Pulp Corporation may agree to store, for and at the request of Mead, shall be invoiced on the foregoing basis by the Pulp Corporation in advance of shipment at any time after such Pulp has been so stored for ten days, and the amount payable upon any invoice shall be paid upon the foregoing basis and shall constitute an advance payment (without interest) on account of the price of such Pulp.

     Within thirty days after the end of each Operating Period the actual purchase price for such Operating Period shall be determined as stated in the first sentence of this Subsection (d). If the Estimated Price for Pulp delivered during such Operating Period shall exceed the amount of the actual purchase price for such Pulp, such excess shall be applied by Pulp Corporation against any amount owing by Mead for shipments of Pulp to Mead, but any such excess remaining after the termination of this Agreement shall be refunded by Pulp Corporation to Mead. If the actual purchase price of such Pulp exceeds the Estimated Price for such Pulp, Mead shall, on demand, on or after the tenth day following receipt of notice of such additional charge, pay to Pulp Corporation the excess of such additional charge over the existing credits in its account.

     Section 3.  Definitions.  The term "year" shall mean calendar year
     ------------------------
beginning January 1 and ending December 31.

     The term "Operating Period" shall mean periods of 13 weeks each, with the first of such periods in any year beginning on January 1, and the last of such periods in any year ending on December 31, extra days being added to one or more periods.

     The term "ton" shall mean two thousand pounds, air-dry weight, including weight of usual packaging material. The pound referred to herein shall mean the pound as defined in the Weights and Measures Act of Canada.

     The term "Pulp" shall mean paper grade bleached, semi-bleached and unbleached sulphate wood pulp.

     The term "force majeure" shall mean any act of God, war, mobilization, strike, lock-out, drought, flood, earth slides, total or partial fire, obstruction of navigation by ice at port of shipment, or loss, damage, or detention at sea or other contingency or cause beyond the control of Mead (or any affiliate specified by Mead pursuant to Section 5 hereof) or Pulp Corporation which interferes with or prevents the manufacture of paper or pulp, respectively, or the shipment, delivery or receipt of Pulp hereunder.

     The term "Cost of Production" shall include all costs, expenses and charges for manufacturing, operating and administering the pulp mill, incurred or accrued under generally accepted accounting principles and, without limiting the generality thereof, shall include interest on Notes-I and Notes-II and all other indebtedness of Pulp Corporation, proper charges for materials, salaries, wages, overhead, supervision, repairs and maintenance, consulting fees, taxes (including, without limitation thereto, income taxes), workmen's compensation, unemployment compensation, and public utilities but shall not include depreciation.

     Section 4.  Prepayments by Mead for Pulp and Loans by Northwood.
     ----------------------------------------------------------------

     (a) On June 28 and December 29 of each year until all principal and interest of Notes-I and Notes-II have been paid in full, Pulp Corporation shall make a computation of its aggregate cash balance, provided that, in computing any such cash balance there shall be excluded cash allocated on the books of Pulp Corporation for property additions or for the acquisition of timber rights. In the event that such computation shows an aggregate cash balance which is less than the total amount of (i) interest payments due upon any indebtedness of Pulp Corporation on the next succeeding June 30 or December 31, as the case may be, including, without limitation thereto, Notes-I and Notes-II, (ii) $1,565,000, and (iii) the principal payments due on the next succeeding June 30 or December 31, as the case may be, on all indebtedness of Pulp Corporation other than Notes-I and Notes-II (the difference between such aggregate cash balance and such total amount due being hereinafter called the "Cash Deficiency"), Pulp Corporation shall promptly notify Mead and Northwood not later than the close of business on the next succeeding June 29 or December 30, as the case may be. Mead shall thereupon make a prepayment (without interest) to Pulp Corporation upon the purchase price of Pulp to be purchased thereafter hereunder, such prepayment to be equal to one-half of the Cash Deficiency and Northwood shall thereupon make a loan, without interest, to Pulp Corporation equal to one-half of the Cash Deficiency.

     The prepayments of purchase price by Mead pursuant to the foregoing paragraph shall be credited against subsequent purchases of Pulp by Mead from Pulp Corporation and loans by Northwood made pursuant to the foregoing paragraph shall be repaid in cash by Pulp Corporation to Northwood; such crediting against purchases of Pulp by Mead and such repayment of loans to Northwood, if any, shall not be made while there exists a Cost Deficiency on a cumulative basis for all previous Operating Periods less amounts previously paid with respect thereto.

     The term "cash balance" as used in this Subsection (a) shall be deemed to include the market value of any property convertible into cash not later than the second business day after the date upon which a computation is made pursuant to this Subsection (a).

     (b)  In connection with Cost of Production: In the event that the amount
          --------------------------------------
received by Pulp Corporation up to thirty days after the end of any Operating Period on account of Pulp invoiced during the portion of the year prior to and including such Operating Period is less than the Cost of Production for the portion of the year prior to and including such Operating Period (the difference between such amount received and such Cost of Production being hereinafter called the "Cost Deficiency"), Pulp Corporation shall promptly notify Mead and Northwood. Not later than forty-five days after the end of such Operating Period, Mead shall thereupon make a prepayment (without interest) to Pulp Corporation upon the purchase price of Pulp to be purchased thereafter hereunder, such prepayment to be equal to one-half of the Cost Deficiency less amounts previously paid by it under this Subclause (b) in respect of such year, and Northwood shall thereupon make a loan, without interest, to Pulp Corporation equal to one-half of the Cost Deficiency less amounts previously paid by it under this Subclause (b) in respect of such year.

     Prepayments of purchase price by Mead pursuant to the foregoing paragraph shall be credited against subsequent purchases of Pulp by Mead, and loans by Northwood made pursuant to the foregoing paragraph shall be repaid in cash by Pulp Corporation to Northwood, such crediting against purchases of Pulp by Mead from Pulp Corporation and such repayments by Pulp Corporation to Northwood to be in equal amounts from time to time; provided that no such crediting against purchases of Pulp by Mead nor repayment of loans to Northwood shall be made at any time when there exists a Cost Deficiency on a cumulative basis for all previous Operating Periods less amounts previously paid with respect thereto.

     Section 5. Affiliates of Mead.
     -----------------------------

     (A) Mead may, at any time require that Pulp purchased hereunder by Mead be shipped to and paid for directly by any affiliated corporation specified by Mead (by prior notice in writing to Pulp Corporation) for use by them and not for the purpose of resale. The term "affiliated corporation" means any corporation of which Mead owns beneficially, directly or indirectly, stock possessing at least 20% of the combined voting power of all classes of stock entitled to vote in the election of directors.

     (B) Providing, nevertheless, that, notwithstanding the provisions of Paragraph (A) of this Section 5, no Pulp shall be purchased hereunder for any such specified affiliated corporation in the case where Mead owns beneficially, directly or indirectly, stock possessing less than 45% of the combined voting power of all classes of stock entitled to vote in the election of directors, without the consent or a majority of the directors of Pulp Corporation.

     (C) If any affiliated corporation shall default in payment of the purchase price due with respect to any shipment, Mead shall forthwith pay the same upon notice from Pulp Corporation.

     (D) For purposes of illustrating the meaning of this section, it is understood and agreed that if Mead owns 60% of the combined voting power of all classes of voting stock of Company A, which, in turn, owns 45% of the combined voting power of all classes of the voting stock of Company B, Mead is deemed to own 27% of Company B.

     Section 6. Covenant of Noranda. In consideration of Pulp Corporation and
     ------------------------------
Mead entering into this Agreement, Noranda does hereby guarantee unto Pulp Corporation and Mead the full and complete performance and observance by Northwood of each and every covenant and agreement of Northwood herein contained.

     Section 7. Notices. For the purposes of this Agreement, unless either party
     ------------------
notifies the other in writing to the contrary, all notices and communications shall be addressed, in the case of Mead, to Mead at 118 West First Street, Dayton, Ohio 45402, in the case of Northwood, to Northwood at 44 King Street, West, Toronto 1, Ontario, Canada, in the case of Noranda to Noranda at 44 King Street, West, Toronto 1, Ontario, Canada, and in the case of Pulp Corporation to it at Prince George, British Columbia. Any notice or communication required under the provisions of this Agreement shall be deemed to have been given when deposited in the United States or Canadian mail, postage prepaid, and registered, addressed in accordance with the preceding sentence to the party or parties to whom such notice or communication is being given.

     Section 8. Nonassignability. This Agreement shall not be assignable in
     ---------------------------
whole or in part by any party but the provisions hereof shall be binding upon the successors of the parties hereto, provided that upon the consolidation, amalgamation or merger of any party with or into another company or corporation by the transfer of such party's undertaking and by the transfer of such party's assets as an entirety or substantially as an entirety to, or the vesting of the same in, such other company or corporation or in the company or corporation resulting from such amalgamation (herein called a "successor company") such successor company shall contemporaneously with, or substantially contemporaneously with, any such transfer or vesting, enter into and execute an agreement with the other parties hereto or their successors to observe and perform all the obligations of the first mentioned party under this Agreement as fully and completely as if such successor company had itself executed this Agreement and had expressly agreed herein to observe and perform the same and thereupon this Agreement shall be read as if such successor company were named herein in the place of such first mentioned party. Any transfer or assignment of this Agreement by either party contrary to the provisions hereof shall have no effect upon the rights of the parties hereto.

     Section 9. Governing Law. This Agreement shall be governed by and construed
     ------------------------
in accordance with the laws of the Province of British Columbia.

The Common Seal of
NORTHWOOD PULP LIMITED
was hereunto affixed in
the presence of:

/s/ Adam H. Zimmerman
-----------------------------

/s/ J. O. Hinds
-----------------------------

                                                  NORANDA MINES, LIMITED

                                                     /s/ R. V. Porritt
                                                  By---------------------------

                                                     /s/ R. C. Ashenhurst
                                                  And--------------------------

The Common Seal of
NORTHWOOD MILLS LTD.
was hereunto affixed in
the presence of:

/s/ Adam H. Zimmerman
-----------------------------

/s/ David C. Davenport
-----------------------------